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                                                                   EXHIBIT 21.01

                SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              AS OF MARCH 13, 1998

         NAME OF SUBSIDIARY
         ------------------
                                                                                          PERCENT OWNED
                                                                                          -------------
         American Aggregates Corporation, a Delaware corporation                              100%

         American Stone Company, a North Carolina corporation                                  50%(1)

         Bahama Rock Limited, a Bahamas corporation                                           100%

         Bayou Mining, Inc., a Louisiana corporation                                          100%

         Central Rock Company, a North Carolina corporation                                   100%

         Dredging & Hauling, Inc., a Delaware corporation                                     100%(2)

         Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                        100%

         Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation               100%

         Martin Marietta Exports, Inc., a Barbados corporation                                100%

         Martin Marietta Magnesia Specialties Inc., a Delaware corporation                    100%

         Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation          100%

         Martin Marietta Materials de Mexico, S.A. de C.V., a Mexican corporation             100%(3)

         Martin Marietta Technologies Corporation, a Delaware corporation                     100%

         OK Sand & Gravel, LLC, a Delaware limited liability company                           99%

         R&S Sand & Gravel, LLC, a Delaware limited liability company                          99%

         Superior Stone Company, a North Carolina corporation                                 100%

         Theodore Holdings, LLC, a Delaware limited liability company                          51%



__________________
1 Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.
2 Dredging & Hauling, Inc. is a wholly-owned subsidiary of American Aggregates Corporation.
3 Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc. (1%).





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